UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 31, 2019

Two Rivers Water & Farming Company
(Exact name of registrant as specified in its charter)

Commission File No.: 000-51139

Colorado	13-4228144
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3025 S. Parker Rd., Ste. 140, Aurora, CO	80014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 222-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

This Current Report on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Two Rivers Water & Farming Company (the “Company”) on August 1, 2019 in connection with its acquisition on July 31, 2019 of Vaxa Global, LLC in consideration for 30,000,000 shares of the registrant’s common stock and earnout shares.

The Current Report on Form 8-K filed on August 1, 2019 is being amended by this Amendment No. 1 to include the financial statements and information required by Item 9.01(a) and to provide the unaudited pro forma financial information as required by Item 9.01(b) of Form 8-K in connection with the above-described acquisitions.

No other amendments to the Form 8-K filed on August 1, 2019 are being made by this Amendment No. 1

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements for December 31, 2018 and the unaudited financial statements for June 30, 2019 for Vaxa Global, LLC are attached hereto as Exhibit 99.1 and 99.2 and incorporated by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial statements with respect to the acquisition of Vaxa Global, LLC are filed as Exhibit 99.3 to this Form 8-K/A.

Exhibit No.	Description
99.1	Audited financial statements for the period from inception to December 31, 2017 and for the year ended December 31, 2018 for Vaxa Global, LLC.
99.2	Unaudited financial statements for the six month period ending June 30, 2019 and June 30, 2018 for Vaxa Global, LLC.
99.3	Unaudited pro forma combined condensed balance sheet as of June 30, 2019 and the unaudited pro forma combined statements of operations for the year ended December 31, 2018 and six months ended June 30, 2019, and the related notes thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company

Dated: November 6, 2019	By:	/s/ Greg Harrington
Greg Harrington, CEO/CFO

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